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                                                                     Exhibit 10C

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT made as of the 15th day of June, 1983, between NATIONAL DENTEX, INC., a Delaware Corporation, d/b/a Stern Empire with offices in Houston, Tx., (the "Employer"), and Eloy Sepulveda, residing in Houston, Texas, (the "Employee"),

                                   WITNESSETH:

         WHEREAS, the Employer desires to obtain the services of the Employee, and the Employee desires to be employed by the Employer upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Employer hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Employer, with respect to its operations for the Term of Employment as herein set forth.

         2. During the Term of Employment hereunder, the Employee will:

                  (a) devote his full time, attention and energies to the business of the Employer and will diligently and to the best of his ability perform all duties incident to his employment hereunder;

                  (b) use his best efforts to promote the interests of the Employer;

                  (c) perform such other duties as the Employer may from time to time assign to him including duties as Fixed Production Manager.

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         3. The Employee shall be entitled to an annual vacation in accordance with the regular vacation policy of the Employer.

         4. As compensation for his services hereunder and in consideration of his agreement not to compete as set forth in paragraph 8, the Employer shall pay the Employee in equal bi-weekly installments, a salary at the rate of $53,750.00 per year.

         5. The "Term of Employment", as used herein, shall mean the period commencing on June 15th, 1983, and continuing until terminated by not less than thirty (30) days notice given by either party to the other, or, if sooner, with the first to occur of the following:

                  (a)      the death of the Employee;

                  (b) in the event of the inability of the Employee to perform his duties hereunder, whether by reason of injury (physical or mental), illness or otherwise, incapacitating him for a continuous period exceeding 30 days, excluding any leaves of absence approved by the Employer, upon 14 days' prior written notice to the Employee. In this connection, the Employer shall have the right to have the Employee examined at such reasonable time or times by such physicians as the Employer may designate, and the Employee will make himself available for and submit to such examination as and when requested; or

                  (c) upon discharge of the Employee by the Employer for failure to satisfactorily perform his duties hereunder.

         6. In the event of termination of employment for any reason specified in paragraphs 5(a), (b) or (c) above, the Employer shall no longer be obligated to make any payments of any kind whatsoever to the Employee. However, any payments earned but not yet paid shall be paid by Employer to the Employee, and the Employee shall pay any amount or amounts then owed by


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the Employee to the Employer or its affiliates without prejudice to any other rights or remedies of such corporation available at law or equity.

         7. The Employer agrees that during the Term of Employment it will reimburse the Employee for out-of-pocket expenses reasonably incurred by him in connection with the performance of his service hereunder and approved by the Employer.

         8. The Employee agrees that during the term of this Agreement, and for a period of one year after the expiration or termination of this Agreement, he will not, directly or indirectly, within Houston, Texas, and a radius of fifty miles therefrom, own, operate, manage, control, participate in the management or control of, be employed by, lend his name to or maintain or continue any interest whatsoever in any enterprise, other than Employer's, having to do with the manufacture and sale of dental prosthetic devices. The Employee also agrees that for a period of one year after the expiration or termination of his employment he will not, directly or indirectly, employ or solicit the employment of any person who is an employee of Employer during the term of this Agreement or any predecessor Agreements between Employee and Employer. Employee further agrees and covenants that for the same one-year period following the expiration or termination of his employment, he will not, directly or indirectly, solicit or accept any contract for, or be involved in the construction of, dental prosthetic appliances for any dentist who was a customer of Employer during the term of the Agreement. For the purposes of this paragraph 8, the term "customer of Employer" means any dentist who, during the term of this Agreement or any predecessor Agreements between Employee and Employer, sent five or more prescriptions for the construction of dental prosthetic appliances to Employer. If any restriction contained in this paragraph is held by any court to be unenforceable or unreasonable, the court


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shall be free to enforce a lesser restriction in its place and the remaining restrictions contained herein shall be severable therefrom and shall remain fully in effect, and shall be enforceable independently of each other.

         9. During the period of his employment by the Employer, the Employee will disclose to the Employer all ideas and business plans developed by him during such period which relate directly to the business of the Employer, or any business conducted by the Employer. The Employee agrees that, during the Term of Employment and for a period of two years after the termination of this Agreement, he will not, without the written consent of the Employer, disclose or authorize or permit anyone under his direction to disclose to anyone not properly entitled thereto, any confidential information relative to the business, sales, financial condition or products of the Employer or any affiliate thereof. For purposes of the preceding sentence, persons properly entitled to such information shall be the Board of Directors and such officers, employees and agents of the Employer or any affiliate thereof to which such information is furnished in the normal course of business under established policies approved by the Employer and such outside parties as are legally entitled to such information, and banking, lending, collection, accounting, and data processing institutions or agencies in the course of maintaining ordinary business procedures of the Employer. The Employee further agrees that should he leave the active service of the Employer, he will not take with him or retain, without written authorization from the Employer, any papers, Company policy, procedure or technical manuals, customer lists, or customer account analyses (including without limitation, accounts receivable agings, customer payment histories, and customer account activity reports), price books, files or other documents or copies thereof, any materials, supplies, equipment or furnishings or other


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confidential information or property of any kind belonging to the Employer or any subsidiary or affiliate thereof pertaining to its business, sales, financial condition or products.

         10. All patents, formulae, inventions, processes, secret processes, copyrights, know-how, proprietary information, rights, trademarks or trade names, or future improvements to patents, formulae, inventions, processes, secret processes, copyrights, know-how, proprietary information, rights, trademarks or trade names (collectively "Items") developed or completed by the Employee during the term of this Agreement or during any period of employment extending beyond the term of this Agreement shall be promptly disclosed to the Employer, and the Employee shall execute such instruments of assignment of such Items to the Employer as the Employer shall request.

         11. This Agreement is a personal employment contract and the rights and interest of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated. The Employee acknowledges that a remedy at law for any breach by him of the provisions of paragraphs 8 and 9 will be inadequate, and the Employee hereby agrees that the Employer shall be entitled to injunctive relief in case of any such breach.

         12. This Agreement shall inure to the benefit of and be binding upon the Employer and its successors and assigns and upon the Employee and his legal representatives.

         13. This Agreement, which contains the entire contractual understanding between the parties, may not be changed orally but only by a written instrument signed by the parties hereto.

         14. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


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         15. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

         16. In the event any provision of this Agreement is found to be unenforceable or invalid, such provision shall be severable from this Agreement and shall not affect the enforceability or validity of any other provision contained in this Agreement.

         17. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail, postage prepaid, and if to the Employee, addressed to him at the address set forth below, and if to the Employer addressed to it at 25 Stuart Street, Boston, Massachusetts 02116,
Attention: David V. Harkins, or such other address as shall have been specified in writing by either party to the other, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         18. This Agreement supercedes any outstanding employment contracts between the Employer and the Employee which are hereby declared to be null and void and without further force and effect.

         IN WITNESS WHEREOF, the .Employer has caused this Agreement to be executed by its duly authorized officer, and the Employee has hereunto set his hand as of the date first above written.


                                                     NATIONAL DENTEX, INC.


                                                     By:  /s/ Donald E. Faber
                                                        ---------------------


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                                                     EMPLOYEE


                                                     /s/ Eloy Sepulveda
                                                     ------------------
                                                     Eloy Sepulveda

                                                     Address:  5902 Jim
                                                               Houston, TX 77018


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